Exhibit 99.1

Sientra Reports Record Plastic Surgery Revenue for Both Fourth Quarter and
Full Year 2021

Sixth Consecutive Quarter of Record Growth

Doubled Augmentation and Reconstruction Market Share Since 2019

Broadened Market Opportunity with Addition of Novel, FDA-Cleared
Fat Grafting Technology

Santa Barbara, CA – March 23, 2022 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company focused on enhancing lives by advancing the art of plastic surgery, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Q4 and Full Year 2021 Financial Highlights

•
Net sales of $22.6 million, representing growth of 26.6% over the fourth quarter of 2020, excluding discontinued operations.
•
Net sales of $80.7 million, representing growth of 47% over the full year 2020, excluding discontinued operations.
•
Cash of $51.8 million as of December 31, 2021.

Business Highlights:

•
Expanded market share in Augmentation to approximately 11%.
•
Expanded market share in Reconstruction to approximately 14%.
•
Acquired novel fat grafting technology developed at Massachusetts General Hospital.
•
Entered into agreements with distribution partners in Canada, China and the Middle East in preparation for approvals and expansion into those markets.
•
Launched six-tab version of Dermaspan® tissue expander to address market need for additional fixation sites.
•
Filed 510(k) for next-generation Allox2 PRO™ tissue expander, the only dual-port and MRI-compatible tissue expander.

“In 2021, Sientra became the fastest growing breast implant company in the U.S., with market share gains that nearly doubled in both augmentation and reconstruction since 2019,” said Ron Menezes, President and Chief Executive Officer of Sientra. “I’m proud of the many achievements our team made throughout the year, which drove consistent record topline growth each quarter.”

“To further advance our position in plastic surgery, we recently completed an acquisition that enables us to add fat grafting to our product portfolio, which is used today in most reconstruction surgeries. We also enhanced our industry-leading tissue expander portfolio, with the launch of our Dermaspan 6-tab expander and filing a 510(k) for our next-generation, dual-port, MRI-compatible Allox2 PRO expander.”

“With strong momentum behind us, we have many exciting catalysts on the horizon. In 2022, we expect to continue to expand our market share and number of accounts in both reconstruction and augmentation as we further progress towards our goal of becoming a leader in aesthetics focused on plastic surgeons,” Mr. Menezes concluded.

Fourth Quarter 2021 Financial Results

•
Total net sales were $22.6 million, an increase of 26.6% compared to total net sales of $17.9 million for the same period in 2020.

•
Gross profit for the fourth quarter 2021 was $12.3 million, or 54.4% of sales, compared to gross profit of $10.2 million, or 56.9% of sales, for the same period in 2020.

•
Operating expenses for the fourth quarter 2021 of $26.1 million compared to $26.2 million for the same period in 2020.

•
Loss from continuing operations for the fourth quarter 2021 was $15.9 million, or $0.27 per share, compared to a net loss of $20.3 million, or $0.40 per share, for the same period in 2020.

•
On a non-GAAP basis, adjusted EBITDA loss for the fourth quarter 2021 was $9.8 million as compared to a net loss of $9.6 million for the same period in 2020.

Full Year 2021 Financial Results

•
Total net sales for the full year 2021 were $80.7 million, an increase of 47% compared to total net sales of $55 million for the same period in 2020.

•
Gross profit for the full year 2021 was $44.3 million, or 54.9% of sales, compared to gross profit of $31.4 million, or 57.1% of sales, for the full year 2020.

•
Operating expenses for the full year 2021 increased by 15% to $90.7 million from $78.8 million for the full year 2020.

•
Loss from continuing operations for the full year 2021 was $62.5 million, or a net loss of $1.10 per share, compared to a net loss of $67.1 million, or $1.34 per share, for the full year 2020.

•
On a non-GAAP basis, adjusted EBITDA loss for the full year 2021 of $31.2 million compared to a net loss of $32.8 million for the full year 2020.

•
Net cash and cash equivalents as of December 31, 2021, were $51.8 million, compared to $55 million at December 31, 2020.

Full Year 2022 Gudiance

For full year 2022, the Company expects to achieve total net sales of $93 million to $97 million, representing growth of 15% to 20% compared to net sales of $80.7 million in 2021.

Conference Call

Sientra will hold a conference call today, March 23, 2022, at 4:30 pm ET to discuss fourth quarter and full year 2021 results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 4862817. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company exclusively focused on plastic surgery. The Company mission is to offer proprietary innovations and unparalleled partnerships that radically advance how plastic surgeons think, work and care for their patients. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s product portfolio includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, the AuraGen fat grafting system, and BIOCORNEUM®, the #1 performing, preferred and recommended scar gel of plastic surgeons(*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s unaudited financial information for the fourth quarter and full year ended December 31, 2021, the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy, the Company’s ability to successfully integrate the AuraGen fat grafting system into its existing operations, the reception of plastic surgeons to the Company’s products, including the AuraGen fat grafting system, the Dermaspan 6-tab and Allox2 PRO products, the Company’s ability to expand into aesthetic applications outside of breast procedures, and the Company’s ability to capture additional market share and customer accounts in the plastic surgery market. Such statements are subject to risks and uncertainties, including the audit of the Company’s financial statements which audit is not yet complete and the numbers presented here could differ from the final audited financial statements presented by the Company, the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, including the AuraGen fat grafting system, Dermaspan 6-tab and Allox2 PRO, the ability to meet consumer demand, the growth of the plastic surgery market and breast procedures, regulatory timelines in the United States and abroad for approval of the Company’s products, and the ability of the Company to execute on its commercial, marketing, research and development and regulatory plans. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’

‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Leigh Salvo

ir@sientra.com

Sientra, Inc
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net sales	$22,648	$17,888	$80,683	$54,997
Cost of goods sold	10,321	7,712	36,348	23,599
Gross profit	12,327	10,176	44,335	31,398
Operating expenses:
Sales and marketing	14,108	12,547	48,456	37,405
Research and development	3,494	2,562	10,456	8,704
General and administrative	8,452	11,127	31,773	32,310
Restructuring	—	1	—	390
Total operating expenses	26,054	26,237	90,685	78,809
Loss from operations	(13,727)	(16,061)	(46,350)	(47,411)
Other income (expense), net:
Interest income	—	2	4	205
Interest expense	(2,111)	(2,154)	(8,254)	(9,438)
Change in fair value of derivative liability	—	(2,050)	(14,460)	(10,470)
Other income (expense), net	(13)	1	6,562	35
Total other income (expense), net	(2,124)	(4,201)	(16,148)	(19,668)
Loss from continuing operations before income taxes	(15,851)	(20,262)	(62,498)	(67,079)
Income tax expense	21	33	21	33
Loss from continuing operations	(15,872)	(20,295)	(62,519)	(67,112)
Income (loss) from discontinued operations, net of income taxes	(196)	(942)	37	(22,835)
Net loss	$(16,068)	$(21,237)	$(62,482)	$(89,947)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(0.27)	$(0.40)	$(1.10)	$(1.34)
Discontinued operations	(0.00)	(0.02)	0.00	(0.45)
Basic and diluted net loss per share	$(0.27)	$(0.42)	$(1.10)	$(1.79)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	58,170,277	50,462,124	57,057,107	50,233,175

Sientra, Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$51,772	$54,967
Accounts receivable, net	33,105	19,771
Inventories, net	52,914	39,168
Prepaid expenses and other current assets	2,979	1,891
Current assets of discontinued operations	4	13,475
Total current assets	140,774	129,272
Property and equipment, net	13,998	12,301
Goodwill	9,202	9,202
Other intangible assets, net	28,765	9,387
Other assets	7,165	8,011
Non-current assets of discontinued operations	—	805
Total assets	$199,904	$168,978
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,237	$4,670
Accounts payable	7,402	5,799
Accrued and other current liabilities	21,298	28,408
Customer deposits	35,182	17,905
Sales return liability	13,399	9,192
Current liabilities of discontinued operations	500	4,686
Total current liabilities	80,018	70,660
Long-term debt, net of current portion	62,434	60,500
Derivative liability	—	26,570
Deferred and contingent consideration	5,872	2,350
Warranty reserve and other long-term liabilities	10,723	9,455
Total liabilities	159,047	169,535
Stockholders’ equity (deficit):
Total stockholders’ equity (deficit)	40,857	(557)
Total liabilities and stockholders’ equity	$199,904	$168,978

Sientra, Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(62,482)	$(89,947)
Income (loss) from discontinued operations, net of income taxes	37	(22,835)
Loss from continuing operations, net of income taxes	(62,519)	(67,112)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,360	3,370
Provision for doubtful accounts	1,326	537
Provision for warranties	970	659
Provision for inventory	82	1,817
Fair value adjustments to derivative liability	14,460	10,470
Fair value adjustments of other liabilities held at fair value	441	96
Amortization of debt discount and issuance costs	3,587	4,347
Gain on extinguishment of debt	(6,652)	—
Stock-based compensation expense	10,390	8,221
Payments of contingent consideration liability in excess of acquisition-date fair value	(2,419)	—
Other non-cash adjustments	684	375
Changes in assets and liabilities:
Accounts receivable	(14,660)	(6,302)
Inventories	(13,775)	(9,342)
Prepaid expenses, other current assets and other assets	(1,501)	169
Accounts payable, accrueds, and other liabilities	(752)	1,431
Customer deposits	17,277	3,961
Sales return liability	4,207	1,077
Net cash flow from operating activities - continuing operations	(44,494)	(46,226)
Net cash flow from operating activities - discontinued operations	1,994	(13,912)
Net cash used in operating activities	(42,500)	(60,138)
Cash flows from investing activities:
Purchase of property and equipment	(3,805)	(3,956)
Asset acquisitions	(1,000)	—
Net cash flow from investing activities - continuing operations	(4,805)	(3,956)
Net cash flow from investing activities - discontinued operations	8,134	(80)
Net cash used in investing activities	3,329	(4,036)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	1,970	865
Net proceeds from issuance of common stock	39,226	263
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(3,145)	(1,791)
Gross borrowings under the Term Loan	1,000	—
Repayments under the Term Loan	—	(25,000)
Gross borrowings under the PPP loan	—	6,652
Gross borrowings under the Revolving Loan	2,237	—
Repayment of the Revolving Loan	—	(6,508)
Net proceeds from issuance of the Convertible Note	—	60,000
Payments of contingent consideration up to acquisition-date fair value	(4,550)	—
Deferred financing costs	(800)	(2,958)
Net cash provided by financing activities	35,938	31,523
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,233)	(32,651)
Cash, cash equivalents and restricted cash at:
Beginning of period	55,300	87,951
End of period	$52,067	$55,300

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	51,772	$54,967
Restricted cash included in other assets	295	333
Total cash, cash equivalents and restricted cash	$52,067	$55,300

Sientra, Inc.
Reconciliation of Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Dollars, in thousands	2021	2020	2021	2020
Loss from continuing operations, as reported	$(15,872)	$(20,295)	$(62,519)	$(67,112)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	2,124	2,151	8,340	9,198
Provision for income taxes	21	33	21	33
Depreciation and amortization	1,211	983	4,360	3,370
Fair value adjustments to contingent consideration	392	68	441	135
Fair value adjustments to derivative liability	—	2,050	14,460	10,470
Gain on extinguishment of debt	—	—	(6,652)	—
Stock-based compensation	2,317	2,879	10,390	8,221
One-time severance charges	—	2,539	—	2,539
Restructuring	—	1	—	390
Total adjustments to loss from continuing operations	6,065	10,704	31,360	34,356
Adjusted EBITDA	$(9,807)	$(9,591)	$(31,159)	$(32,756)

	Three Months Ended		Year Ended
	December 31,		December 31,
As a Percentage of Revenue**	2021	2020	2021	2020
Loss from continuing operations, as reported	(70.1%)	(113.5%)	(77.5%)	(122.0%)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	9.4%	12.0%	10.3%	16.7%
Provision for income taxes	0.1%	0.2%	0.0%	0.1%
Depreciation and amortization	5.3%	5.5%	5.4%	6.1%
Fair value adjustments to contingent consideration	1.7%	0.4%	0.5%	0.2%
Fair value adjustments to derivative liability	0.0%	11.5%	17.9%	19.0%
Gain on extinguishment of debt	0.0%	0.0%	(8.2%)	0.0%
Stock-based compensation	10.2%	16.1%	12.9%	14.9%
One-time severance charges	0.0%	14.2%	0.0%	4.6%
Restructuring	0.0%	0.0%	0.0%	0.7%
Total adjustments to loss from continuing operations	26.8%	59.8%	38.9%	62.5%
Adjusted EBITDA	(43.3%)	(53.6%)	(38.6%)	(59.6%)

** Adjustments may not add to the total figure due to rounding